CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-216033 on Form N-2 of our report dated November 23, 2021 relating to the financial statements and financial highlights of AlphaCentric Prime Meridian Income Fund appearing in the Annual Report on Form N-CSR of AlphaCentric Prime Meridian Income Fund for the year ended September 30, 2021, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firms" in the Statement of Additional Information, which are part of such Registration Statement.

We also consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-216033 on Form N-2 of our report dated November 23, 2021 relating to the detailed schedule of investments of AlphaCentric Prime Meridian Income Fund appearing in Item 6 of Form N-CSR of AlphaCentric Prime Meridian Income Fund as of September 30, 2021.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
January 28 2022